Exhibit 99.1

Coronado Global Resources Inc. Level 33, Central Plaza One, 345 Queen Street ARBN: 628 199 468 Brisbane QLD 4000 T: +61 7 3031 7777 | F: +61 7 3229 7402 www.coronadoglobal.com ASX Announcement 13 July 2023 Investor Call details Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Friday 21 July 2023, commencing at 10.00am (AEST) | Thursday 20 July 2023 at 8.00pm (EST) to discuss the Q2 Quarterly Activities Report. The call will be hosted by Mr Douglas Thompson, Managing Director and Chief Executive Officer, and Mr Gerhard Ziems, Group Chief Financial Officer. Please click on the link below to proceed to the registration page (as shown below). From here you are required to fill in your details to pre-register for the conference call. https://s1.c-conf.com/diamondpass/10031312-gh867y.html This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc. – Ends – For further information please contact: Investors Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com